HANSEN, BARNETT & MAXWELL
   A Professional Corporation
   CERTIFIED PUBLIC ACCOUNTANTS

                                                         (801) 532-2200
   Member of AICPA Division of Firms                   Fax (801) 532-7944
           Member of SECPS                        345 East Broadway, Suite 200
   Member of Summit International                Salt Lake City, Utah 84111-2693
     Associates, Inc.                                      www.hbmcpas.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
The Murdock Group Career Satisfaction Corporation

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated April 28, 2000, with respect to the consolidated financial statements of The Murdock Group Career Satisfaction Corporation incorporated by reference in this Registration Statement on Form S-8.

                                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 28, 2000